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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66616) of Primus Knowledge Solutions, Inc. of our report dated May 30, 2000 relating to the financial statements of AnswerLogic, Inc., a Development Stage Enterprise, which appears in the Current Report on Form 8-K of Primus Knowledge Solutions, Inc dated August 13, 2001.


/s/ PricewaterhouseCoopers LLP

McLean, VA
August 10, 2001